SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SLADE'S FERRY CORPORATION
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ------------------------------------------------------------
         (5)   Total fee paid:

               ------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

               ------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ------------------------------------------------------------
         (3)   Filing party:

               ------------------------------------------------------------
         (4)   Date Filed:

               ------------------------------------------------------------

                                                             April 10, 2006

Dear Shareholder,

      You are cordially invited to attend the Annual Meeting of Shareholders of Slade's Ferry Bancorp. to be held on Wednesday, May 17, 2006 at 10:00 a.m. at the Advanced Technology and Manufacturing Center
(ATMC), 151 Martine Street, Fall River, Massachusetts 02723.

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the annual meeting. In addition to the formal items of business, management will report on the operations and activities of Slade's Ferry Bancorp., and you will have an opportunity to ask questions.

      The Board of Directors of Slade's Ferry Bancorp. has determined that a vote for the election of each of the nominees as directors is in the best interests of Slade's Ferry Bancorp. and its shareholders and unanimously recommends a vote "FOR" each of the nominees.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Slade's Ferry Bancorp., we thank you for your continued support and look forward to seeing you at the annual meeting.

                                       Sincerely,

                                       /s/ Mary Lynn D. Lenz

                                       Mary Lynn D. Lenz
                                       Interim Chair of the Board,
                                       President and Chief Executive Officer


SLADE'S FERRY BANCORP., 100 Slades Ferry Avenue, Somerset, Massachusetts 02726
      TEL (508) 675-2121 *** FAX (508) 675-1751 *** www.sladesferry.com

                           SLADE'S FERRY BANCORP.
                           100 Slades Ferry Avenue
                        Somerset, Massachusetts 02726
                               (508) 675-2121

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        Date:    Wednesday, May 17, 2006
        Time:    10:00 a.m., Eastern Time
        Place:   Advanced Technology and Manufacturing Center (ATMC)
                 151 Martine Street
                 Fall River, Massachusetts 02723


      At our 2006 annual meeting, we will ask you to:

      1. Elect three Class Two Directors, each to hold office for a term set to expire in 2009.

      2. Transact any other business as may properly be brought before the annual meeting or any adjournment thereof.

      You may vote at the annual meeting if you were a shareholder of Slade's Ferry Bancorp. at the close of business on March 17, 2006, the record date. Shareholders who are unable to be present personally may attend the meeting by proxy. Such shareholders are requested to date, sign, and return the enclosed proxy card, which may be revoked at any time before it is voted.

                                       By Order of the Board of Directors,

                                       /s/ Peter G. Collias

                                       Peter G. Collias, Clerk/Secretary

Somerset, Massachusetts
April 10, 2006

===========================================================================
You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the annual meeting.
===========================================================================

                           SLADE'S FERRY BANCORP.
                           100 Slades Ferry Avenue
                        Somerset, Massachusetts 02726
                               (508) 675-2121

                               PROXY STATEMENT
                                   FOR THE
                     2006 ANNUAL MEETING OF SHAREHOLDERS
                                May 17, 2006

                             GENERAL INFORMATION

GENERAL

      Slade's Ferry Bancorp. is a Massachusetts corporation that is registered as a bank holding company and owns all of the capital stock of Slade's Ferry Trust Company. The term "annual meeting," as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

      We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the annual meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the annual meeting. This process is described below in the section entitled "Voting Rights."

      We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about April 10, 2006 to all shareholders entitled to vote. If you owned common stock of Slade's Ferry Bancorp. at the close of business on March 17, 2006, the record date, you are entitled to vote at the annual meeting. On the record date, there were 4,150,248 shares of common stock outstanding.

QUORUM

      A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

VOTING RIGHTS

      You are entitled to one vote at the annual meeting for each share of the common stock of Slade's Ferry Bancorp. that you owned as of the close of business on March 17, 2006, the record date. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares "FOR" the election of each of the nominees named on the proxy card as directors.

      If any other matter is properly presented at the annual meeting, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the annual meeting, other than the proposal listed in the Notice of Annual Meeting.

VOTE REQUIRED

Proposal 1: Election of    The nominees for director who receive the most
Class Two Directors        votes will be elected. So, if you do not vote
                           for a nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of director nominees.

EFFECT OF BROKER NON-VOTES

      If your broker holds shares that you own in "street name," the broker may vote your shares on the proposal listed above even if the broker does not receive instructions from you. If your broker does not vote on a proposal, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote:

      * Proposal 1: Election of Class Two Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

REVOKING YOUR PROXY

      You may revoke your grant of proxy at any time before it is voted by:

      * filing a written revocation of the proxy with our Clerk/Secretary;

      *     submitting a signed proxy card bearing a later date; or

      * attending and voting in person at the annual meeting, but you also must file a written revocation with the Clerk/Secretary of the annual meeting prior to the voting.

      If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the annual meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Slade's Ferry Bancorp.

SOLICITATION OF PROXIES

      The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by Slade's Ferry Bancorp. Regular employees of Slade's Ferry Bancorp. or Slade's Ferry Trust Company may solicit proxies in person, by mail, or by telephone, but no employee will receive any compensation for solicitation activities in addition to his or her regular compensation. In addition, we have engaged Georgeson Shareholder to solicit proxies on our behalf for a fee of $5,000 plus reasonable out-of-pocket expenses. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians, and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

      If you would like an additional copy of our Annual Report on Form 10-K and audited financial statements for the fiscal year ended December 31, 2005, we will send you one (without exhibits) free of charge. Please write to Deborah A. McLaughlin, Executive Vice President, Chief Financial Officer, Chief Operations Officer and Treasurer, Slade's Ferry Bancorp., 100 Slades Ferry Avenue, Somerset, Massachusetts 02726.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information about the shares of Slade's Ferry Bancorp.'s common stock beneficially owned by each director and nominee for director, by each named executive officer identified in the Summary Compensation Table included elsewhere in this Proxy Statement and by all executive officers and directors as a group as of March 17, 2006. We know of no person who beneficially owned more than 5% of the outstanding shares of our common stock as of as of March 17, 2006 based upon filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of any shares of common stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 17, 2006. As used in this Proxy Statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.


                                       Amount and Nature of
Name of Beneficial Owner               Beneficial Ownership    Percent of Class
-----------------------------------    --------------------    ----------------

Peter G. Collias, Director                   24,869(1)               *

Anthony F. Cordeiro, Director                30,284(2)               *

Scott W. Costa, Director                      5,100                  *

Paul C. Downey, Director                      6,000(3)               *

Melvyn A. Holland, Director                  12,897(4)               *

Mary Lynn D. Lenz, Director,                 26,504(5)               *
  Interim Chair, President and
  Chief Executive Officer

Jean F. MacCormack, Director                     50                  *

Francis A. Macomber, Director               123,418(6)               2.97

Deborah A. McLaughlin,                        7,432(7)               *
  Executive Vice President, Chief
  Financial Officer, Chief
  Operations Officer and Treasurer

Joan Parkos Moran, Director                   1,075                  *

Majed Mouded, MD, Director                   75,647(8)               1.82

Shaun O'Hearn, Sr., Director                 25,902(9)               *

Lawrence J. Oliveira, DDS, Director          49,133(10)              1.18

Carl Ribeiro, Director                        3,500(11)              *

William J. Sullivan, Director                53,859(12)              1.34

Manuel J. Tavares, Senior Vice               12,245(13)              *
 President

David F. Westgate, Director, Vice            16,859(14)              *
 Chair

All Executive Officers and                  471,275                  -
 Directors as a Group (17 persons)




--------------------
*     Less than 1.00% of outstanding shares of common stock.
<F1>  Includes 8,785 shares held jointly with spouse and 8,000 options.
<F2>  Includes 1,860 shares held by spouse and 4,000 options.
<F3>  Includes 4,000 options.
<F4>  Includes 8,000 options.
<F5>  Includes 24,000 options.
<F6>  Includes 4,512 shares held by a pension trust of LeComte's Dairy of which Mr. Macomber is President and a Director, 98,493 shares held in revocable trust, and 7,103 shares held as custodian for other family members, and 8,000 options.
<F7>  Includes 7,125 options.
<F8>  Includes 60,544 shares held jointly with spouse, 5,655 shares held jointly by spouse and child, and 8,000 options.
<F9>  Includes 376 shares held jointly with spouse, 10,958 shares beneficially owned as trustee for business profit sharing plan and 8,000 options.
<F10> Includes 36,856 shares beneficially owned as trustee for business profit sharing plan and 10,000 options.
<F11> Includes 1,000 shares held in a SEP IRA, 1,000 shares held with spouse, and 500 shares held in son's name.
<F12> Includes 20,507 shares held jointly with spouse, 635 shares held jointly with children, and 8,000 options.
<F13> Includes 4,843 shares held jointly with spouse and children, 67 as custodian for family members and 7,335 options.
<F14> Includes 8,000 options.

                 DISCUSSION OF PROPOSAL RECOMMENDED BY BOARD
                 ___________________________________________

                                PROPOSAL ONE

                       ELECTION OF CLASS TWO DIRECTORS
                 ___________________________________________

      Our bylaws provide that the Board of Directors must consist of at least seven but not more than twenty-five members. The Board of Directors is divided into three approximately equal classes which serve staggered three-year terms such that only one class (approximately one-third of the directors) is elected each year.

      At the 2006 annual meeting, shareholders are being asked to elect the following Class Two directors:


            Nominees               Term to Expire
            -------------------    --------------

            Peter G. Collias            2009

            Melvyn A. Holland           2009

            Jean F. MacCormack          2009

            Shaun O'Hearn, Sr.          2009

            Carl Ribeiro                2009

            William J. Sullivan         2009

      Directors Collias, Holland, MacCormack, O'Hearn, Ribeiro and Sullivan are currently serving on Slade's Ferry Bancorp.'s Board of Directors. If you elect the nominees above, they will hold office until the annual meeting in 2009 or until their successors have been elected or qualified.

      Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any nominee proves unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that any of its nominees would prove unable to serve if elected.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" all of the nominees for election as directors.
===========================================================================

           INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Nominees and Continuing Directors


                                                       Position(s) Held
                                    Term              with Slade's Ferry
Nominees               Age (1)    Expires    Class         Bancorp.         Director Since (2)
-------------------    -------    -------    -----    ------------------    ------------------

Peter G. Collias         74        2006       Two          Director                1973

Melvyn A. Holland        68        2006       Two          Director                1997

Jean F. MacCormack       59        2006       Two          Director                2005

Shaun O'Hearn, Sr.       60        2006       Two          Director                1997

Carl Ribeiro             59        2006       Two          Director                2005

William J. Sullivan      66        2006       Two          Director                1985

--------------------
<F1>  At March 31, 2006.
<F2>  Includes years of service as a director of Slade's Ferry Trust
      Company.


                                                               Position(s) Held
                                          Term                 with Slade's Ferry
Continuing Directors         Age (1)    Expires    Class            Bancorp.            Director Since(2)
-------------------------    -------    -------    -----    ------------------------    -----------------

Anthony F. Cordeiro            44        2008      One              Director                  2003

Scott W. Costa                 50        2008      One              Director                  2005

Paul C. Downey                 42        2007      Three            Director                  2003

Mary Lynn D. Lenz              51        2007      Three    Director, Interim Chair,          2002
                                                               President and Chief
                                                                Executive Officer

Francis A. Macomber            76        2007      Three            Director                  1980

Joan Parkos Moran              54        2008      One              Director                  2005

Majed Mouded, MD               64        2007      Three            Director                  1993

Lawrence J. Oliveira, DDS      61        2008      One              Director                  1997

David F. Westgate              65        2007      Three            Vice Chair                1997

--------------------
<F1>  At March 31, 2006.
<F2>  Includes years of service as a director of Slade's Ferry Trust
      Company.

Biographical Information

      The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held the position described for the last five years.

Nominees

      Peter G. Collias: Principal Attorney of the Law Offices of Peter G. Collias in Fall River, Massachusetts.

      Melvyn A. Holland, CPA: Partner and Treasurer of Rosenfield Raymon Restivo PC, Certified Public Accountants in New Bedford, Massachusetts until his retirement on January 1, 2004.

      Jean F. MacCormack: Chancellor serving as Chief Executive Officer of the University of Massachusetts, Dartmouth from 1999 to present. Previously served as Chancellor and Chief Financial Officer of the University of Massachusetts, Boston.

      Shaun O'Hearn, Sr.: President of Bolger & O'Hearn, Inc., a color and chemicals company in Fall River, Massachusetts.

      Carl Ribeiro: Owner and President of Carlson Southcoast Corporation of New Bedford; Chair of Famous Foods of New Bedford.

      William J. Sullivan: President and a director of Sullivan Funeral Homes, Inc. of Fall River and Somerset, Massachusetts.

Continuing Directors

      Anthony F. Cordeiro: President and Managing Partner of Anthony F. Cordeiro Insurance Agency, LLC since 1988 and Vice President of The Roasted Bean Coffee House in Fall River, Massachusetts since 1996.

      Scott W. Costa: Treasurer and co-owner of Bufftree Building Co., Inc, a general contractor overseeing design and business development from 1993 to present, and co-owner of Kirsam LLC, an investment partnership.

      Paul C. Downey: President of Sakonnet Properties, Inc., a real estate development firm in New Bedford, Massachusetts.

      Mary Lynn D. Lenz: Interim Chair of Slade's Ferry Bancorp. since January 25, 2006, President and Chief Executive Officer of Slade's Ferry Trust Company since September 9, 2002 and President and Chief Executive Officer of Slade's Ferry Bancorp. since November 12, 2002. Executive Vice President, Director of Retail Banking at Citizens Bank of Massachusetts from 1998 to 2002.

      Francis A. Macomber: President, Treasurer and a director of LeComte's Dairy in Somerset, Massachusetts.

      Joan Parkos Moran: Chairperson, Chief Executive Officer and Owner of Alga Plastics Company in Cranston, Rhode Island, a manufacturer of protective packaging for medical, electronics, and consumer industries, from 2002 to present. President and Chief Operations Officer of Alga Plastics Company from 1998 to 2002.

      Majed Mouded, MD: Physician and endocrinologist, on active staff at St. Anne's Hospital in Fall River, Massachusetts.

      Lawrence J. Oliveira, DDS: Orthodontist with practices in New Bedford and Mattapoisett, Massachusetts.

      David F. Westgate: President of Quequechan Management Corp., a management consulting firm in Fall River, Massachusetts. Vice Chair of Slade's Ferry Bancorp. since October 14, 2003.

Executive Officers Who Are Not Directors

      Deborah A. McLaughlin: Chief Financial Officer and Chief Operations Officer of Slade's Ferry Bancorp. and Slade's Ferry Trust Company since June 2003. Treasurer since 2004 and Executive Vice President since 2005. Executive Vice President of NSTAR, a utility provider in Boston, Massachusetts, from 1999 to 2001. NSTAR is a publicly owned utility with revenues of $2.6 billion that transmits and delivers electricity and natural gas to 1.3 million residential and business customers in more than 200 communities. NSTAR was formed by the merger of Boston Edison and Commonwealth Energy System in 1999.

      Manuel J. Tavares: Senior Vice President of Slade's Ferry Bancorp. and Senior President and Senior Lending Officer of Slade's Ferry Trust Company since 1989.

           INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Meetings of the Board of Directors

      Regular meetings of the Board of Directors of Slade's Ferry Bancorp. are held quarterly and special meetings are held when necessary. Regular meetings of the Board of Directors of Slade's Ferry Trust Company are held monthly and special meetings are held when necessary. During 2005, the Board of Directors of Slade's Ferry Bancorp. held four regular quarterly meetings and seven special meetings. The Board of Directors of Slade's Ferry Trust Company held 12 regular monthly meetings and three special meetings. In addition to membership on the Board, members may also serve on one or more standing committees.

      All of the directors attended at least 75% of the total meetings of the Slade's Ferry Bancorp. Board of Directors and their assigned committees except for William J. Sullivan who attended 72%.

Committees of the Board of Directors

      The standing committees of the Slade's Ferry Bancorp. Board of Directors are the Executive Committee, Compensation Committee, Audit Committee, and Corporate Governance/Nominating Committee.

Executive Committee          The Executive Committee met twenty-six times
                             in 2005, and generally acts on most matters between regular Board meetings. Its members are Mary Lynn D. Lenz, Interim Chair, Anthony
                             F. Cordeiro, Lawrence J. Oliveira DDS, William
                             J. Sullivan, David F. Westgate, and one
                             rotating member. In the event of extended absences occurring on the Executive Committee, other directors serve as temporary replacements.

Compensation Committee       The Compensation Committee reviews the
                             compensation and benefits of our executives and officers and sets salaries and bonuses subject to the approval of the Board of Directors. The Compensation Committee held 10 meetings during the past year. Its members are Paul C. Downey, Chair, Joan Parkos Moran,
                             William J. Sullivan and David F. Westgate. All of the members of the Compensation Committee qualify as "independent" under the definition set forth in Rule 4200(a)(15) of the National
                             Association of Securities Dealers.

Audit Committee              The Audit Committee oversees and monitors our
                             financial reporting process and internal control system, reviews the Audit Plan, reviews and evaluates the audit performed by the outside auditors, reviews the practices and findings of the internal audit department and reports any substantive issues found during the audit to the Board. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. The Audit
                             Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firms. The Audit Committee also reviews and approves all transactions with affiliated parties. The Audit Committee held ten meetings during the past year. Its members are Melvyn A. Holland, Chair, Paul C. Downey,
                             Shaun O'Hearn, Sr., Lawrence J. Oliveira, DDS and Carl Ribeiro. All of the members of the Audit Committee qualify as "independent" under the definition set forth in Rule 4200(a)(15) of the National Association of Securities
                             Dealers. The Board of Directors has determined that Mr. Holland qualifies as an "audit committee financial expert" as the term is defined by SEC regulations.

Corporate Governance &       The Corporate Governance/Nominating Committee,
Nominating Committee         which held six meetings during the past year,
                             provides advice and guidance to the Board of Directors regarding the number, qualifications and performance of the directors, and recommends individuals to the Board for election as directors. The Committee also monitors the adequacy of the Board's structure, communications, and procedures and ensures that each director is informed and diligent regarding the fulfillment of his/her duties. It is the responsibility of the Corporate

                             Governance/ Nominating Committee to recruit individuals to serve as directors whose qualifications meet the organization's needs, and to recommend these individuals to the Board for election as Directors. Its members are David F. Westgate, Chair; Paul C. Downey, Shaun O'Hearn Sr., and Lawrence J. Oliveira, DDS. All members qualify as "independent" under the definition set forth in Rule 4200(a)(15) of the National Association of Securities Dealers.

                             The Board of Directors has adopted a written charter for the Corporate Governance/ Nominating Committee, which was attached to our Proxy Statement for the 2005 Annual Meeting of Shareholders. It is the policy of the Corporate Governance/Nominating Committee that shareholders may recommend nominees for election to the Board, in a manner consistent with our bylaws. Shareholder nominations must be made by notice in writing to the Clerk/ Secretary not less than 60 days in advance of the date of the our Proxy Statement was released to shareholders in connection with the previous year's annual meeting. Such notice must set forth: (i) as to each person whom such stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving notice (x) the name and address of such shareholder and (y) the class and number of shares of Slade's Ferry Bancorp. capital stock that are beneficially owned by such stockholder.

                             It is the policy of the Committee to recommend individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. The Nominating Committee may also hire a third party to assist in identifying or evaluating potential nominees.

                             Nominees Peter G. Collias, Melvyn A. Holland, Jean F. MacCormack, Shaun O'Hearn Sr., Carl Ribeiro and William J. Sullivan were each recommended to the Board for nomination by the Corporate Governance/Nominating Committee.

Shareholder Communications

      Shareholders may contact our Board of Directors by contacting Peter
G. Collias, Clerk/Secretary, Slade's Ferry Bancorp., 100 Slades Ferry Avenue, Somerset, Massachusetts 02726. All comments will be forwarded directly to the Board of Directors.

      It is our policy that all directors and nominees should attend the annual meeting. At the 2005 annual meeting, all members of the Board of Directors were in attendance.

                     AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

      The Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and operates pursuant to a Charter approved by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. The Charter sets out the responsibilities, authority, and duties of the Audit
Committee. The Charter specifies, among other things, the structure, membership requirements, and the relationship of the Audit Committee to the independent registered public accounting firms and internal auditor.

Audit Committee Report

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

      During the 2005 fiscal year, the Audit Committee met ten times to discuss matters consistent with its duties. The Audit Committee's membership was comprised of Directors Holland, Downey, O'Hearn, Oliveira, and Ribeiro, with Melvyn A. Holland serving as Chair.

      Each member of the Audit Committee is independent as defined under the Nasdaq listing standards. We believe that Director Holland qualifies as an Audit Committee Financial Expert, as that term is defined by SEC regulations, and our Board of Directors has designated Director Holland as such. The Audit Committee operates under a written charter approved by the Board, a copy of which is attached as Appendix A to this Proxy Statement.

      The Audit Committee assists the Board by overseeing the audit scope and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments. The primary duties and responsibilities of the Audit Committee are to: (1) serve as an independent and objective party to monitor Slade's Ferry Bancorp.'s financial reporting process and internal control systems; (2) select and monitor the independent registered public accounting firm; (3) pre-approve all audit and permissible non-audit services performed by external auditors; (4) review and appraise the audit efforts of Slade's Ferry Bancorp.'s independent registered public accounting firms and internal audit department; (5) review Slade's Ferry Bancorp.'s quarterly financial performance, as well as its compliance with laws and regulations; (6) oversee management's establishment and enforcement of financial policies;
(7) provide an open avenue of communication among the independent registered public accounting firms, financial and senior management, the internal audit department, and the Board; and (8) establish procedures for the receipt, retention and treatment of complaints or concerns, including confidential employee submissions about accounting, internal accounting controls or auditing matters.

      The Audit Committee has reviewed and discussed the audited financial statements of Slade's Ferry Bancorp. for the fiscal year ended December 31, 2005 with management and Wolf & Company, P.C. , a registered public accounting firm and Slade's Ferry Bancorp.'s independent registered public accounting firms for the fiscal year ended December 31, 2005. The Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Wolf & Company, P.C.

      The Audit Committee has received the written disclosures and the letter from Wolf & Company, P.C. required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"), as may be modified or supplemented, has discussed with Wolf & Company, P.C. the independence of Wolf & Company, P.C., and considered whether the provision of non-audit services by Wolf & Company, P.C. is compatible with maintaining the auditor's independence.

      Based on the review and discussions noted above, the Audit Committee recommended to the Board that Slade's Ferry Bancorp.'s audited financial statements be included in Slade's Ferry Bancorp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

                                       Audit Committee:

                                       Melvyn A. Holland, Chair
                                       Paul C. Downey
                                       Shaun O'Hearn, Sr.
                                       Lawrence J. Oliveira, DDS
                                       Carl Ribeiro

Appointment of Independent Registered Public Accounting Firm

      The Audit Committee of the Board of Directors of the Corporation has appointed Wolf & Company, P.C. to continue as the Corporation's independent registered public accountanting firm for 2006. Wolf & Company, P.C. is expected to have a representative available at the Annual Meeting, who will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.

      Effective March 14, 2005, the Audit Committee of the Board of Directors dismissed Shatswell, MacLeod & Company, P.C. as the Corporation's independent registered public accounting firm. Pursuant to the Corporation's Audit Committee Charter, the Audit Committee has sole authority to terminate and to appoint the Corporation's independent registered public accounting firms. Accordingly, the dismissal of Shatswell was approved solely by the Audit Committee.

      The audit reports of Shatswell, MacLeod & Company, P.C. on the Corporation's consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During 2004 and 2003, there were no disagreements with Shatswell, MacLeod & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Shatswell, MacLeod & Company's satisfaction, would have caused it to make reference in connection with its report to the subject matter of the disagreement. The Corporation provided Shatswell, MacLeod & Company, P.C. with a copy of the foregoing disclosure and requested Shatswell, MacLeod & Company, P.C. furnish the Corporation with a letter addressed to the Securities and Exchange Commission stating whether it agrees with these statements made by the Corporation and, if not, stating the respects in which it does not agree. Copies of the confirming letters from Shatswell, MacLeod, P.C., dated March 18, 2005 and March 30, 2005, were attached as Exhibits 16.1 to the Corporation's Form 8-K filed with the Securities and Exchange Commission on March 18, 2005 and Form 8-K/A filed with the Securities and Exchange Commission on March 30, 2005, respectively.

      On March 14, 2005, the Audit Committee recommended, approved and appointed Wolf & Company, P.C. as the Corporation's independent registered public accounting firm for the purpose of auditing the Corporation's consolidated financial statements for the year ended December 31, 2005.

During the years ended December 31, 2004 and 2003, and through the period preceeding the engagement of Wolf & Company, P.C., the Corporation did not consult with Wolf & Company, P.C. regarding either the application of accounting principles to a specified transaction either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a disagreement or a reportable event as described in Item 304(a)(1) of Regulation S-K, and neither a written report nor oral advice was provided to the Corporation that was an important factor considered by the Corporation in reaching a decision as to an accounting, auditing or financial reporting issue.

Audit Fees

      For the fiscal years ended December 31, 2005 and 2004, Slade's Ferry Bancorp. retained as its principal independent accountant Wolf & Company, P.C. and Shatswell, MacLeod & Company, P.C., respectively, to provide audit and other services.

      The following table displays the aggregate fees for professional services for the audit of the financial statements for the years ended December 31, 2005 and 2004 and fees billed for other services during those periods by our principal independent accountants.


                                            2005        2004
                                          --------    -------

                Audit fees (1)            $104,500    $80,075
                Audit-related fees (2)      19,000          -
                Audit-related fees (3)      37,000      6,000
                Tax fees (4)                13,000     10,700
                All other fees (5)               -          -
                                          --------    -------
                  Total                   $151,953    $96,775
                                          ========    =======

--------------------
<F1>  Audit fees relate to the audit of the Corporation's annual consolidated financial statements as well as reviews of consolidated financial statements included in the Corporation's Form 10-Q filings.
<F2>  Audit-related fees pertain to services related to the Corporation's filing on Form 8-K in connection the restatement of previously issued financial statements.
<F3>  Audit-related fees pertain to services provided by Shatswell, MacLeod
      & Company, P.C. in connection with audits of the Pension Plan and 401(k) Plan in 2004 and the Corporation's restatement of previously issued financial statements in 2005.
<F4>  Tax fees consisted of assistance with matters related to tax compliance and consulting.
<F5>  None.

Pre-approval of Policies and Procedures

      Pre-approval of Services. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described below which, if not pre-approved, are approved by the committee prior to completion of the audit.

      Exception. The pre-approval requirement set forth above, shall not be applicable with respect to non-audit services if:

      (i) The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

      (ii) Such services were not recognized by us at the time of the engagement to be non-audit services; and

      (iii) Such services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the committee.

      During the year ended December 31, 2005, the Audit Committee pre-approved 100% of the services performed by Wolf & Company, P.C.

      Delegation. The Audit Committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full committee at its next scheduled meeting.

                            DIRECTOR COMPENSATION

Meeting Fees

      Directors are paid $500 for each Board meeting attended. In addition, Executive Committee members are paid $350 for each Executive Committee meeting attended. The Chair of the Board of the Company and the Bank is paid an annual retainer of $3,500 for each position and the Vice Chair of the Company and the Bank is paid an annual retainer of $1,500 for each position. Our current Interim Chair receives no additional compensation for serving in this capacity. The Corporate Clerk/Secretary of the Bank is paid an annual fee of $5,000 and an additional fee of $2,000 for holding the same position for the Company. Members of all other committees receive $300 per meeting attended, a $300 annual fee for serving on such committees and an annual retainer of $1,500 for serving on the Board. The chairs of the Audit Committee and the Compensation Committee each receive $2,000 annually. The chairs of other committees receive $500 annually for chairing such committees. The aggregate amount of fees paid to such directors for the year ended December 31, 2005 was $244,000.

Stock Option Grants

      Each non-employee director receives an automatic grant each year of an option for 2,000 shares of the Company's common stock under the Automatic Grant Program of the Company's 2004 Equity Incentive Plan (the "Plan"). Options granted under the Automatic Grant Program are subject to the terms and conditions of the Plan and all options previously granted under the Automatic Grant Program are exercisable immediately at a price per share equal to the market price on the date of grant.

Life Insurance

      The Bank provides for each insurable member of the Board of Directors an endorsement method split dollar plan with title and ownership residing with the Bank. The insured has the right to designate a beneficiary to receive the insured Director's share of the proceeds payable upon the death of the insured Director. The Bank is responsible for the payment of the premiums, and annually the insured receives a taxable benefit equal to the assumed cost of insurance as required by the IRS. The agreement terminates if the insured Director leaves the service of the Bank prior to five full years of service, or if the insured Director is terminated for cause. The amount of the death benefit is based on insurability and age of each director. The death benefit declines annually based on a projected schedule, which is also conditional on the Bank's after tax cost of money and policy income.

Directors' Retirement Plan

      The Bank established the Slade's Ferry Trust Company Director Supplemental Retirement Program which was designed to provide an annual benefit upon retirement from the board based on years of service. The program provides a pre-retirement index benefit, and a post-retirement index benefit. The indexed pre-retirement benefit is the difference between the Bank's annual after tax cost of money and policy income from a bank-owned life insurance policies. The annual pre-retirement index benefit is credited to the benefit account of directors. The estimated post-retirement index benefit is accrued over each director's required service period. The benefit is paid annually during the Director's lifetime.

                       EXECUTIVE OFFICER COMPENSATION

Compensation Committee Report on Executive Compensation

      The Compensation Committee is composed of Directors Paul C. Downey, Joan Parkos Moran, William J. Sullivan, and David F. Westgate with Director Downey serving as Chair of the Slade's Ferry Bancorp. Compensation Committee. None of the members of the Compensation Committee were officers or employees of Slade's Ferry Bancorp. or its subsidiaries during 2005 or in prior years.

      The following Report of Slade's Ferry Bancorp.'s Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act of 1934, as amended.

      The Compensation Committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs. The committee reviews the compensation and benefits programs for all executive officers on an annual basis. Compensation of the President and Chief Executive Officer and other executive officers of the Bank for the fiscal year ended 2005 was paid by the Bank and determined by the Board of Directors. Ms. Lenz did not participate in the committee's decisions regarding her own compensation review and recommendation in 2005 or in prior years.

      The Bank's compensation program for executive officers consists of: base salary, annual bonuses and long-term incentive awards. These elements are intended to provide an overall compensation package that is commensurate with the Bank's financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interests with those of the Corporation's shareholders.

      A structured compensation system is in place at the Bank. Each position has been scored using a point factor analysis system. Jobs with similar point totals, indicating similar levels of responsibility and authority, have been grouped together. Salary ranges have been assigned to these job groupings. Officers' evaluations are based upon performance to established standards, the standards having been written into each job description.
This measurement to standards then dictates the level of merit increase proposed for each officer within guidelines set forth annually.

      The Compensation Committee strives to provide a compensation program that assures both the motivation and retention of the executive officers, proper alignment with the financial interests of the Corporation's shareholders, and competitiveness with the external marketplace. To this end, the Compensation Committee reviewed the compensation practices of a peer group of companies with similar size and business mix to that of the Bank in order to develop recommendations for the Bank's executive officers.

      In order to ensure competitive compensation levels, the adequacy of the salary ranges and each officer's current compensation level is tested annually through the use of competitive market data. The Bank currently uses a Banking Compensation Report, produced by an independent consulting company. In 2005, there were in excess of 100 participants in the entire survey. The Bank's current peer group are those institutions with assets of $300 million to $599.9 million. The Bank's data is included in this survey, along with twenty-five other institutions.

      Each officer position is reviewed annually and compared against competitive market data. This information is analyzed by the Compensation Committee whereby each officer's performance and merit increase recommendations are presented.

      The Compensation Committee reviews the performance of the President/Chief Executive Officer of the Bank. This review is qualitative in nature and takes into consideration such factors as overall performance of the Bank, improvement in shareholder value, preservation and constant enhancement of the corporate image, including the Bank's leadership and involvement in the community, efficient use of financial and human resources, and the overall financial performance of the Bank.

Base Salaries

      As noted above, salary levels recommended by the Compensation Committee are intended to be competitive with salary levels of the companies in the Bank's peer groups, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of the Bank. The President's salary is tested against the market data noted above.

Bonuses

      Bonuses are predicated on the achievement of the current year's budgeted earnings as established independently by the Compensation Committee. The bonus is applied if the target earnings level is obtained and adjusted incrementally if the earnings fall below target. The target excludes extraordinary income and expense items and gains or losses recognized on the sale of securities.

Stock Options

      The Compensation Committee also awards stock options to officers as provided under the discretionary grant program of the Corporation's Stock Option Plan and the Equity Incentive Plan. In making any determinations as to persons to whom options are granted and the number of stock options granted, the Compensation Committee takes into account the duties of the respective individual, their contribution to the success of the Corporation during the year, and such other factors as the Compensation Committee deems relevant.

Chief Executive Officer's Compensation

      The Bank's Chief Executive Officer's compensation in 2005 reflected the overall performance of Ms. Lenz during 2005, and is supported by the expansion of the Bank's customer base, earnings per share attainment, and the overall quality and growth of the Corporation's assets. Based on the foregoing criteria, Ms. Lenz's base salary was adjusted to $315,000 effective January 1, 2006 and she was awarded a bonus of $60,000 payable in January 2006 for services rendered in calendar year 2005.

                                       Slade's Ferry Bancorp.
                                       Compensation Committee

                                       Paul C. Downey, Chair
                                       Joan Parkos Moran
                                       William J. Sullivan
                                       David F. Westgate

Compensation Committee Interlocks and Insider Participation

      During 2005 there were no interlocking relationships between members of the Compensation Committee or executive officers of Slade's Ferry Bancorp. and corporations with respect to which such persons are affiliated.

                  SLADE'S FERRY BANCORP. PERFORMANCE GRAPHS

      The following graph compares the performance of the Company for the periods indicated with the performance of the NASDAQ Stock Market and the performance of a group of banks in the $250 million to $500 million, in the $500 million to $1 billion and New England Bank indices assuming reinvestment of dividends.

                                                           Years Ended
                              --------------------------------------------------------------------
Index                         12/31/00    12/31/01    12/31/02    12/31/03    12/31/04    12/31/05
--------------------------------------------------------------------------------------------------

Slade's Ferry Bancorp.         100.00      169.60      154.97      266.58      242.58      242.17
NASDAQ Composite               100.00       79.18       54.44       82.09       89.59       91.54
SNL $250M-$500M Bank Index     100.00      142.07      183.20      264.70      300.43      318.97
SNL $500M-$1B Bank Index       100.00      129.74      165.63      238.84      270.66      282.26
SNL New England Bank Index     100.00       95.31       71.89      118.62      125.46      125.32

Source : SNL Financial LC, Charlottesville, VA (c) 2006

                         SUMMARY COMPENSATION TABLE

      The following table sets forth the cash and certain other compensation paid by Slade's Ferry Bancorp. for services rendered in all capacities during the fiscal years ended December 31, 2005, 2004, and 2003 to its Chief Executive Officer and to the other most highly compensated executive officers whose annual salary and bonus for fiscal 2005 was at least $100,000. We refer to these individuals as "named executive officers" in this Proxy Statement.


                                               Annual Compensation                 Long Term Compensation
                                     ---------------------------------------    ----------------------------
                                                                Other Annual    Restricted      Securities        All Other
Name and Principal                                              Compensation       Stock        Underlying      Compensation
Position                     Year    Salary ($)    Bonus ($)       ($)(1)       Awards ($)    Options/Shares         ($)
-------------------------    ----    ----------    ---------    ------------    ----------    --------------    ------------

Mary Lynn D. Lenz            2005    300,000         60,000          -              -                             38,442(2)
President/CEO                2004    304,808(7)      65,500          -              -             40,000          25,802
                             2003    237,135        100,000          -              -              4,000           6,694

Manuel J. Tavares            2005    128,772         38,937          -              -                             19,749(3)
Senior Vice President        2004    127,303(7)      38,000          -              -              9,000          14,487
                             2003    121,509         36,000          -              -              1,335           7,281

Deborah A. McLaughlin        2005    138,946         42,120        7,700            -                             18,382(4)
Executive Vice President,    2004    135,751(7)      41,000        2,100            -              9,000           9,113
Chief Financial Officer,     2003     56,616         15,000       40,100(6)         -              1,125             112
Chief Operation Officer
and Treasurer(5)

--------------------
<F1>  Does not include perquisites and other personal benefits, the aggregate of which is less than the lesser of $50,000 or 10% of such person's combined salary and bonus for the applicable year.
<F2>  Includes $9,482 accrual in 2005 in connection with the Supplemental
      Executive Retirement Plan (SERP); executive life insurance premium of $1,054 for 2005; long-term disability insurance premium of $720 for 2005; $11,263 for the use of a company owned automobile, and $15,923 in contributions to the 401(k) and profit sharing plans.
<F3>  Includes $7,737 accrual in 2005 in connection with the Supplemental
      Executive Retirement Plan (SERP); executive life insurance premium of $505 for 2005; long-term disability insurance premium of $389 for 2005; $9,261 in contributions to the 401(k) and profit sharing plans, and $1,857 for the use of a company owned automobile.
<F4>  Includes executive life insurance premium of $336 for 2005; and long-
      term disability insurance premium of $421 for 2005, $14,000 in contributions to the 401(k) and profit sharing plans, and $3,625 for the use of a company owned automobile.
<F5>  Deborah A. McLaughlin became Executive Vice President in 2005 in addition to Chief Financial Officer and Chief Operations Officer in 2003 and Treasurer in 2004.
<F6>  Includes $39,600 for consulting services provided from 3/03 to 6/03 and $500 of benefit for opting out of the Corporation's health insurance coverage.
<F7>  During 2004, salaries for Ms. Lenz, Mr. Tavares and Ms. McLaughlin were $300,000; $124,884 and $133,155, respectively. Amounts shown reflect the fact that salaries were paid bi-weekly and calendar year 2004 contained an additional payment date.

      The following table presents certain information for the named executive officers relating to the exercise of stock options and stock appreciation rights ("SARs") during 2005 and, in addition, information relating to the value of unexercised stock options as of the fiscal year-end.

           Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-end Option/SAR Values


                         #Securities                     Number of Securities Underlying       Value of Unexercised In-The-
                          Underlying                     Unexercised Options at 12/31/05       Money Options at 12/31/05 (1)
                         Options/SARs        Value       --------------------------------    --------------------------------
Name                       Exercised     Realized ($)    Exercisable #    Unexercisable #    Exercisable $    Unexercisable $
---------------------    ------------    ------------    -------------    ---------------    -------------    ---------------

Mary Lynn D. Lenz             -               -              24,000            20,000           $23,440            $3,000

Manuel J. Tavares             -               -               7,335             3,000             2,435               450

Deborah A. McLaughlin         -               -               7,125             3,000             2,194               450

--------------------
<F1>  The value of unexercised in-the-money Options is expressed as the market value of the common stock at December 31, 2005 at the closing price of $19.70 per share less the exercise price of each option.

                                BENEFIT PLANS

Defined Benefit Pension Plan

      Prior to 1998, the Company maintained a defined benefit pension plan which provided retirement benefits to each established officer and employee. An employee must have been age 21 and have served with the Company one (1) full year of service to have been eligible. The annual benefits formula for normal retirement age of 65 provided for 1.5% of total salary plus 0.5% of compensation in excess of $9,000 per year of service to a maximum of 35 years.

      The following table illustrates the estimated retirement benefit payable to eligible officers and employees upon retirement at age 65 in various salary groups with various years of services.


                                  Years of Service
   Average      ---------------------------------------------------
Compensation    15 Yrs     20 Yrs     25 Yrs     30 Yrs      35 Yrs
------------    ------     ------     ------     ------     -------

  $100,000      $29,325    $39,100    $48,875    $58,650    $ 68,425
  $125,000      $36,825    $49,100    $61,375    $73,650    $ 85,925
  $150,000      $44,325    $59,100    $73,875    $88,650    $103,425
  $175,000      $47,325    $63,100    $78,875    $94,650    $110,425
  $200,000      $47,325    $63,100    $78,875    $94,650    $110,425
  $225,000      $47,325    $63,100    $78,875    $94,650    $110,425
  $250,000      $47,325    $63,100    $78,875    $94,650    $110,425

      Annual compensation for benefits is capped at $160,000, per Internal Revenue Code Section 401(a)(17), and is computed using a consecutive three year average. Benefits shown are payable as a life annuity at age 65 and will not be subject to reductions because of social security benefits. Benefit accruals and Plan participation were frozen by amendment effective December 31, 1997. The years of credited service as of January 1, 1998 for the executive officers named on the Summary Compensation Table who are eligible for retirement benefits are as follows: Manuel J. Tavares - 11 years.

      As of December 31, 1997, the Company elected to curtail the employees' defined benefit pension plan. This decision was based on the costs associated with the defined benefit plan, and the complexities of the marketability of the Plan to its employees. The Company in turn has established a profit sharing type retirement plan effective January 1, 1998, which provides the employee with full investment direction of the funds allocated to his or her account. The contribution by the Company to the new profit sharing plan is an amount to be fixed each year by the Board of Directors. In 2004, a large contribution was made to the defined benefit plan so that it is now in a favorable funding position. Although dependent on market conditions and the future experience of the defined benefit plan's assets, we expect to be able to terminate the defined benefit plan in the next few years without significant additional funding. Upon plan termination, participants will be given the choice of a deferred annuity payable at their retirement date or a lump sum payment in lieu of that annuity. Any lump sum payment made in connection with the termination of the defined benefit plan can be rolled over into the profit sharing plan if the participant so elects.

401(k) Plan

      The Company has a 401(k) plan in which substantially all employees who attain the age of 21 and complete three months of service are eligible to participate. Employees may contribute up to 100 percent of their compensation subject to certain limits imposed by federal tax law. The Company makes matching contributions equal to 3 percent of the first 6 percent of an employee's compensation contributed to the plan. Matching contributions vest to the employee after a one-year period.

      Employees who attain age 21 and complete one year of service (1,000 hours) are also eligible to receive profit sharing contributions under the 401(k) plan. The Company contributes amounts at the Company's discretion.

2004 Equity Incentive Plan

      The Company has an equity incentive plan in effect which was approved by shareholders on May 10, 2004 at the 2004 Annual Meeting of Shareholders. The maximum number of shares of stock reserved and available for issuance under the 2004 Plan is 300,000 shares, subject to adjustment as provided in the plan (through the application of certain anti-dilution provisions); provided that not more than 100,000 shares shall be issued in the form of unrestricted stock awards, restricted stock awards or deferred stock awards.

      Stock options granted under the 2004 Plan may be either incentive stock options or non-qualified stock options. The exercise price for incentive stock options granted to employees shall not be less than 100 percent of the fair market value at grant date. No stock option shall be exercisable more than 10 years after the date the stock option is granted.

      Each non-employee director who is serving as director of the Company on the day after each annual meeting of shareholders or any special meeting in lieu thereof, beginning with the 2004 annual meeting, shall automatically be granted on such day a non-qualified stock option to acquire 2,000 shares of stock, exercise price to be fair market value on date of grant. No stock option shall be exercisable more than 10 years after the grant date.

      Unrestricted stock awards may be granted in respect of past services or other valid consideration. Restricted stock awards entitle the recipient to acquire, at such purchase price as determined by the Company, shares of stock subject to such restrictions and conditions as the Company may determine at time of grant. A deferred stock award is an award of restricted unit to a grantee, subject to restrictions and conditions as the Company may determine at time of grant. If any restricted stock award or deferred stock award granted is intended to qualify as "performance-based compensation", such sward shall comply with provisions as set forth in the 2004 Plan.

      EMPLOYMENT CONTRACTS AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

Supplemental Executive Retirement Plans

      In 1996, Slade's Ferry Trust Company entered into a Supplemental Executive Retirement Agreement (SERP) with Mr. Tavares, which provides a payment to Mr. Tavares of $1,500 per month for 120 months upon his retirement. Slade's Ferry Bancorp. entered into a SERP with Ms. Lenz in 2003, substantially similar to the agreement with Mr. Tavares which provides a payment to Ms. Lenz of $3,000 per month for 120 months upon her retirement and further provides for the provision of life time medical insurance for Ms. Lenz and her spouse. The SERPs also contain certain non-competition restrictions applicable to the executives.

Employment Agreements

      The Company has entered into employment agreements with Ms. Lenz, Mr. Tavares, and Ms. McLaughlin. The employment agreement with Ms. Lenz has a fixed term of three (3) years, while the employment agreements with Mr. Tavares and Ms. McLaughlin are for a fixed term of two (2) years. These agreements may be renewed annually after a review of the executive's performance. These agreements currently provide for minimum annual salaries of $315,000, $129,789 and $140,400, respectively, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. They also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for as long as the executives are subject to suit for the performance of services thereafter. The employment agreements provide for customary non-competition, confidentiality and non-solicitation provisions during the period of employment and continuing for a period of two (2) years thereafter.

      The Company may terminate each executive's employment, and each executive may resign, at any time with or without cause. However, in the event of termination during the term without cause, the Company will owe the executive severance benefits generally equal to the value of the cash compensation, value of employer contributions to employer-provided benefit plans and fringe benefits that the executive would have received if he or she had continued working for the remaining unexpired term of the agreement. In addition, the severance benefits of Ms. Lenz and Mr. Tavares would provide for full vesting in the SERPs in place with such executives, provides for transfer to Ms. Lenz of her employer-provided vehicle at no cost and provides Mr. Tavares with the right to purchase his employer-provided vehicle at fair market value. The same severance benefits would be payable if the executive resigns during the term following: a loss of title, office or membership on the board of directors; material reduction in duties, functions or responsibilities; involuntary relocation of the executive's principal place of employment to a location over fifty (50) miles in distance from the Bank's principal office or other material breach of contract which is not cured within thirty (30) days.

      For ninety (90) days after a change in control, each executive may resign for any reason and collect severance benefits as if he or she had been discharged without cause. If the Company or the Bank experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code ("Code"), a portion of any severance payments under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments.

      Under the employment agreement with Ms. Lenz, the Company would reimburse the executive for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive will retain approximately the same net-after tax amounts under the employment agreement that she would have retained if there were no 20% excise tax. The effect of this provision is that the Company, rather than the executive, bears the financial cost of the excise tax. Neither the Company nor the Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment. Under the employment agreements with Mr. Tavares and Ms. McLaughlin, the amounts payable under their respective employment agreements shall be reduced to result in no portion of the amounts payable under the employment agreements being non-deductible to the Bank or Company (or any successor thereto) by reason of Section 280G of the Code.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to report to the Securities and Exchange Commission their initial ownership of the Company's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and the Company is required to disclose in this Proxy Statement any late filings or failures to file.

      Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to the executive officers and directors during fiscal 2005 were met, with the exception of the following: a Form 4 filing for Director Lawrence J. Oliveira reflecting shares of common stock purchased on May 19, 2005 was filed late on May 24, 2005; and a Form 4 filing for Director and Corporate Secretary/Clerk Peter G. Collias reflecting the exercise of options to purchase common stock and the subsequent sale of the common stock acquired on March 4, 2005 was filed late on March 9, 2005.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Slade's Ferry Trust Company makes loans to its directors and executive officers in the ordinary course of business. At December 31, 2005, loans and open lines of credit to executive officers, directors and their associates totaled $16,255,000. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. None of these loans have been disclosed as nonaccrual, past due, restructured or potential problems.

                           ADDITIONAL INFORMATION

Information About Shareholder Proposals

      If you wish to submit proposals to be included in our Proxy Statement for the 2007 Annual Meeting of Shareholders of Slade's Ferry Bancorp., we must receive them on or before December 12, 2006, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require Slade's Ferry Bancorp. to include in its Proxy Statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. [SECTION]240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act. If a shareholder wishes to submit a proposal to the 2007 Annual Meeting without including such proposal in the Proxy Statement for that meeting, that proposal will be considered untimely, and the proxies solicited by your Board of Directors will confer discretionary authority to vote on the proposal as the proxy holders see fit, if the company is not notified of such proposal by February 18, 2007.

                                       By Order of the Board of Directors,

                                       /s/ Peter G. Collias

                                       Peter G. Collias
                                       Clerk/Secretary


Dated: April 10, 2006

                                                                 APPENDIX A
                                                                 ----------

                           SLADE'S FERRY BANCORP.

                           AUDIT COMMITTEE CHARTER

Audit Committee

The Audit Committee of the Board of Directors shall be composed of at a minimum three Directors who are independent of Management and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. Each Audit Committee member must be able to read and understand fundamental financial statements. At least one Committee member must be a "financial expert", i.e., have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside programs. Audit Committee members and the Committee Chairman shall be appointed by the Chairman of the Board on the recommendation of the Nominating and Board Development Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

INDEPENDENCE

A director will not be considered "Independent" if, among other things, the director is an affiliated person of the Company or any of its subsidiaries or has:

      * Been employed by the Company or its affiliates in the past three years.
      * Accepted any compensation, including consulting and advisory fees, from the Company or its affiliates during the previous fiscal year (except for board services, retirement plan benefits, or non-discretionary compensation).
      * An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer.
      * Been a partner, controlling shareholder or an executive officer of any for profit business to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.
      * Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

Authority to Engage Advisors

The Audit Committee shall have the authority and funding to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

II.   STATEMENT OF POLICY

It is the Committee's responsibility to provide oversight of the Company's accounting and financial reporting processes, including oversight of the Company's Independent registered public accounting firms and the Internal Auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications between the Board of Directors, the Independent registered public accounting firms, the Internal Audit Agent, and the financial management of the Company.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee may meet in a separate executive session with the Internal Auditors. At least annually, the Committee will meet with the Independent registered public accounting firms to discuss any matters that the Committee believes should discuss privately. A majority of the Committee shall constitute a quorum for the conduct of business. At the discretion of the Chairman, a member may attend a meeting by telephone conference in which he can hear each person in attendance and all such persons can hear the person attending by telephone conference.

Responsibilities

    1. Appoint and oversee the Company's Independent registered public accounting firms. The Audit Committee is also solely responsible, and shall have the necessary funding, for compensation of the Independent registered public accounting firms.

    2. Review and pre-approve all audit and non-audit services to be performed by the Company's Independent registered public accounting firms, including but not limited to requests for any management consulting engagement to be performed by the Company's Independent registered public accounting firms. The Audit Committee may delegate to one or more Audit Committee members the responsibility to approve such services, provided timely reports are made to the full Audit Committee. In addition, the Audit Committee may establish pre-approval categories of services, as provided by applicable rules and regulations.

    3. Evaluate the Independent registered public accounting firms on an at least an annual basis. Such evaluation shall include a report from the independent registered public accounting firm which includes:

            *     The auditor's internal quality-control procedures.

            * Any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting independent audits carried out by the firm, and any steps taken by the firm to address such issues.

            * A formal written statement delineating all relationships between the independent registered public accounting firm and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

    4. Review and update this Charter annually and ascertain that it is reported in the Company's proxy statement at least once every three years.

    5. Periodically report to the Board of Directors on significant results of the following activities.

            a) Appointment of the Independent registered public accounting firms to audit the financial statements of the Company and subsidiaries and determination of the compensation for such services.

            b) Approval of all audit and non-audit services to be provided by the Independent registered public accounting firms

            c) Resolution of any disagreements that may arise between the Independent registered public accounting firms and management.

            d) Evaluation of the performance of the Independent registered public accounting firms and, where appropriate, recommendation that the Board replace the Independent registered public accounting firms.

    6. Review the Independent registered public accounting firm's engagement letter setting forth the scope and approach of the proposed audit, the estimated fees for performing the annual audit, FDICIA controls audit, and quarterly reviews of Form 10-Q. The Committee will also meet with the Independent registered public accounting firms to review findings, including comments or recommendations.

    7. Review the effectiveness of the Internal Audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plan for the current internal audit cycle, and the coordination of such plans with the Independent registered public accounting firms.

    8. Review with the Independent registered public accounting firms and the Internal Audit Agent the integrity of the Company's financial reporting processes and compliance with section 12 USC 1831 p-1 (Federal Deposit Insurance Act).

    9. Inquire as to the Independent registered public accounting firms' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial statements.

    10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the Independent registered public accounting firms, Management or the Internal Auditors.

    11. Review and approve the required reports to be included in the Company's annual report to shareholders and proxy statement.

    12. Review, at the Committee's discretion, quarterly financial statements and review with management and the Independent registered public accounting firms any significant matters that arise out of the Company's quarterly financial statements review, based upon the auditors' limited review procedures. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the Independent registered public accounting firms in accordance with SAS 61 as amended by SAS 90.

    13. Review and discuss with the Independent registered public accounting firms annually all relationships the Independent registered public accounting firms have with the Company which might adversely affect their objectivity and independence and review a written statement from the Auditors as to their independence. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the Independent registered public accounting firms.

    14. Review the scope and general extent of the independent registered public accounting firm's annual audit. The
            Committee's review should include a report from the Independent registered public accounting firm addressing the following:

            *     Audit staffing and supervision, and scope of audit;

            * Critical accounting policies and practices, alternative accounting treatments, the reasons for selecting such policies, and their impact on the fairness of the Company's financial statements;

            * Significant estimates made by management in the preparation of financial reports;

            * The nature and content of communications between auditors and management;

            * Off-balance sheet transactions, joint ventures, contingent liabilities, or derivative transactions, and their impact on the fairness of financial statements;

            * Auditor proposed adjustments - both those recorded by management and those not recorded by management;

            * Difficulties encountered with management during the audit;

            * Disagreements with management regarding accounting reporting issues;

            * Material legal matters that may impact the financial statements; and

            * The independent registered public accounting firm's opinion on the overall fairness of the financial statements.

    15. Discuss the results of the audit with the Independent registered public accounting firms prior to releasing the year-end earnings and annual report to regulatory agencies. Discuss those matters that are required to be communicated to audit committees in accordance with SAS 61 as amended by SAS 90.

    16. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent registered public accounting firms.

Other Duties

    1. Inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

    2. Review the appointment, replacement, reassignment, or dismissal of the Internal Auditors.

    3. Review internal and external reports concerning the Loan Review, Compliance, and Information Technology functions of the Company.

    4. In consultation with the Board of Directors, review and follow-up on regulatory examination findings and recommendations.

    5. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is empowered to retain Independent Counsel and other professional advisors to assist in the conduct of any investigation or as may be necessary in the fulfillment of its responsibilities.

    6. Establish procedures for receipt, retention and treatment of complaints regarding internal accounting controls, and auditing matters.

    7. Establish procedures for confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters.

    8. Review and approve all related party transactions. For such purpose, "related party transaction" shall mean any transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404.

[X]  PLEASE MARK VOTES        REVOCABLE PROXY
     AS IN THIS EXAMPLE    SLADE'S FERRY BANCORP.

                      PROXY SOLICITED ON BEHALF OF THE
                             BOARD OF DIRECTORS
                         ANNUAL STOCKHOLDERS MEETING
                                MAY 17, 2006

      The undersigned hereby appoint(s) Paul C. Downey, Lawrence J. Oliveira, DDS and David F. Westgate, or any one of them as my/our true and lawful attorney, with full power of substitution, for me/us and in my/our name to vote, as designated below, all the shares of common stock of Slade's Ferry Bancorp. held of record by the under-signed on March 17, 2006, at the Annual Meeting of shareholders of Slade's Ferry Bancorp. to be held at the Advanced Technology and Manufacturing Center, 151 Martine Street, Fall River, Massachusetts 02723 on Wednesday, May 17, 2006 at 10:00 a.m. or at any adjournment thereof, with all powers I/we should possess if personally present, hereby revoking all previous proxies

      The Board of Directors of Slade's Ferry Bancorp. recommends that you vote "For" the proposal set forth below.


                                                             With-  For All
                                                       For   hold   Except
(1)   To elect Peter G. Collias, Melvyn A.             [ ]    [ ]     [ ]
Holland, Jean F. McCormack, Shaun O'Hearn, Sr.,
Carlos Ribeiro and William J. Sullivan as Class
Two Directors for a term of three years.
(Authority to vote for the election of a specifically named individual may be withheld by crossing out the name of such individual.)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------

In their discretion, the proxies are authorized to consider and act upon such other business matters or proposals as may properly come before the meeting.

      The shares represented by the proxy will be voted as directed by the undersigned. It is the intention of proxies to vote "FOR" the proposal set forth under Item 1 and in their discretion upon such business as may properly come before the meeting if no contrary instruction is indicated.



PLEASE CHECK BOX IF YOU PLAN TO ATTEND                      [ ]
THE MEETING.

                                            -------------------------------
Please be sure to sign and date             Date
this Proxy in the box below.
---------------------------------------------------------------------------


---------------------------------------------------------------------------
     Stockholder sign above              Co-holder (if any) sign above


                  Detach above card, sign, date and mail in
                       postage paid envelope provided.

                           SLADE'S FERRY BANCORP.
                           SOMERSET, MASSACHUSETTS

---------------------------------------------------------------------------
In signing, please write name(s) exactly as appearing in the imprint on this proxy. If signing as Executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

                   Please date, sign and return this proxy
                     in the enclosed envelope promptly.
---------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
____________________________________________________
____________________________________________________
____________________________________________________